Exhibit 23a



     Consent of Independent Certified Public Accountants


      We  hereby  consent to the use of  our  reports  dated

January  13, 1997, on the consolidated financial  statements and  schedule of Colonial Gas Company and subsidiaries  for

each  of  the  three years in the period ended December  31,

1996,   incorporated  by  reference  in  this   Registration

Statement  on Form S-3 and Prospectus and such  reports  are included  in  or incorporated by reference in  Colonial  Gas

Company's  Annual  Report on Form 10-K for  the  year  ended

December 31, 1996. We also consent to the reference  to  our firm under the caption "Experts" in this Prospectus.




                                   GRANT THORNTON LLP
Boston, Massachusetts
January 5, 1998

    [End of Exhibit 23a to Form S-3 of Colonial Gas Company]